Exhibit 99.1

CERTIFICATE

     This certificate is furnished to SLM Corporation, formerly known as USA Education, Inc. (the “Company”), in connection with the Indenture, dated as of October 1, 2000, as amended or supplemented (the “Indenture”), between the Company and JPMorgan Chase Bank, National Association, formerly known as JPMorgan Chase Bank and The Chase Manhattan Bank (the “Original Trustee”), relating to the issuance from time to time of Medium Term Notes, Series A, under the Indenture.

     Section 7.09 of the Indenture provides that if the trustee under the Indenture transfers all or substantially all of its corporate trust business assets to another corporation, such successor corporation, without any further act, shall be the successor trustee under the Indenture. The Original Trustee transferred all or part of its corporate trust business to The Bank of New York, as successor trustee under the Indenture (the “Successor Trustee”), effective as of October 1, 2006. Accordingly, the Original Trustee and Successor Trustee hereby certify to the Company as follows:

     1.      The Original Trustee transferred all or part of its corporate trust business to the Successor Trustee, effective as of October 1, 2006, and the Successor Trustee became the successor trustee under the Indenture as of such date.

     2.      Section 11.02(a) (Notices) of the Indenture should read as follows:

     (a)  Any notice or communication by the Company or the Trustee is duly given if in writing and delivered in person, sent by facsimile or mailed by certified mail:

if to the Company to:

SLM Corporation 12061 Bluemont Way Reston, VA 20190 Attention: Treasurer

if to the Trustee to:

The Bank of New York 101 Barclay Street – 8 West New York, New York 10286 Attention: Corporate Trust Administration Facsimile No. 212-623-6166

     IN WITNESS WHEREOF, each of the JPMorgan Chase Bank, National Association, and The Bank of New York have caused this Certificate be duly executed and delivered to SLM Corporation as of October 11, 2006.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Original Trustee

By: /s/ Thomas J. Foley Name: Thomas J. Foley Title: Vice President

THE BANK OF NEW YORK, not in its individual capacity, but solely as Successor Trustee

By: /s/ Jeremy Finkelstein Name: Jeremy Finkelstein Title: Assistant Vice President